CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the captions "Financial Highlights" in the Prospectuses and "Counsel and Independent Registered Public Accounting Firm" in the Statement of Additional Information and to the use of our reports dated February 10, 2011 on Core Value Portfolio, MidCap Stock Portfolio, Small Cap Stock Index Portfolio and Technology Growth Portfolio for the fiscal year ended December 31, 2010 which are incorporated by reference in Post-Effective Amendment No. 32 to the Registration Statement (Form N-1A Nos. 333-47011 and 811-08673) of Dreyfus Investment Portfolios.

                                                                                                ERNST & YOUNG LLP

New York, New York

April 8, 2011